Exhibit 10.13A

THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. CORNERSTONE ONDEMAND, INC. WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER HEREOF INFORMATION REGARDING THE ISSUE DATE, ISSUE PRICE, YIELD TO MATURITY, AMOUNT OF ORIGINAL ISSUE DISCOUNT AND, AS APPROPRIATE, THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE, UPON THE WRITTEN REQUEST OF SUCH HOLDER DIRECTED TO CORNERSTONE ONDEMAND, INC. AT 1601 CLOVERFIELD BLVD., SUITE 620, SANTA MONICA, CA 90404.

SENIOR SUBORDINATED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF MARCH 31, 2009 (AS THE SAME MAY BE AMENDED, RESTATED OR OTHERWISE MODIFIED AFTER THE DATE HEREOF) AMONG IRONWOOD EQUITY FUND LP, CORNERSTONE ONDEMAND, INC. AND COMERICA BANK, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

CORNERSTONE ONDEMAND, INC.

11.25% SENIOR SUBORDINATED PROMISSORY NOTE

DUE MARCH 30, 2014

$4,000,000.00

March 31, 2009

FOR VALUE RECEIVED, the undersigned, CORNERSTONE ONDEMAND, INC. (the “Company”), a Delaware corporation, hereby promises to pay to the order of IRONWOOD EQUITY FUND LP (“IEF”), a Delaware limited partnership, or its registered assigns (the “Holder”), the principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) (or such lesser amount as may then be outstanding) on March 30, 2014 (the “Maturity Date”), with interest thereon from time to time as provided herein.

1.            Purchase Agreement. This Senior Subordinated Promissory Note (individually and collectively with each other Senior Subordination Promissory Note that may be issued pursuant to this Note, the “Note”) is issued by the Company, on the date hereof, pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof by and between the Company and IEF, and is subject to the terms thereof. The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to this Note, and may enforce the agreements of the Obligors contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without being defined herein are used herein with the meanings ascribed to such terms in the Purchase Agreement.

2.            Interest. The Company promises to pay interest (“Interest”) on the outstanding principal amount of this Note at the rate of 11.25% per annum (the “Interest Rate”), payable as specified below. Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all Interest in full, and shall be computed on the basis of a 360-day year of twelve (12) 30-day months. Interest shall be paid as follows:

(a)           Payment. The Company shall pay Interest in cash on the outstanding principal amount of this Note at the Interest Rate, monthly in arrears on the last day of each calendar month or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an “Interest Payment Date”), beginning on April 30, 2009, by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder. In the absence of any such written designation, any such Interest payment shall be deemed made on the date a check in the applicable amount payable to the order of Holder is received by the Holder at its last address as reflected in the Note Register (as defined in Section 11(b) below); if no such address appears in the Note Register, then to such Holder in care of the last address in the Note Register of any predecessor holder of this Note (or its predecessor). Each Interest Payment Date shall be considered the last day of an accrual period with respect to the Company for U.S. Federal income tax purposes.

(b)           Default Rate of Interest. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue Interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of (i) the Interest Rate, and (ii) an additional 2.75% per annum (the “Default Rate”), and, upon and during the occurrence of an Event of Default, this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the Default Rate. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

(c)           No Usurious Interest. The rate of interest payable on this Note or other amount shall in no event exceed the maximum rate permissible under Requirements of Law. If the rate of interest payable on this Note or other amount is ever reduced as a result of this Section 2(c) and at any time thereafter the maximum rate permitted by Requirements of Law shall exceed the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided by Requirements of Law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this Section 2(c). Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Company.

3.            Mandatory Prepayment/Redemption.

(a)           Initial Public Offering/Change of Control. Subject to the rights of the Senior Lender under the Senior Loan Documents and the terms and conditions of the Senior Loan Subordination Agreement, including any consents required thereby, upon the consummation of an Initial Public Offering (as defined below) or the occurrence of a Change of Control, the Company shall, at the election of the Holder, redeem this Note at the applicable redemption price set forth below for the period in which such Initial Public Offering consummates or Change of Control occurs (the “Mandatory Redemption Prices”), which Mandatory Redemption Prices are expressed as a percentage of the then outstanding principal amount of this Note; together with Interest accrued on the then outstanding principal amount of this Note through the date of such redemption, and reasonable out-of-pocket costs and expenses (including, reasonable fees, charges and disbursements of counsel), if any, associated with such redemption.

Period	Mandatory Redemption Price
March 31, 2009
through March 30, 2010	105%

March 31, 2010
through March 30, 2011	103%

On or after March 31, 2011	100%

The Company shall pay the Mandatory Redemption Price, together with Interest accrued thereon, upon receipt by the Company or any of its Subsidiaries or any of its Holding Companies of the proceeds of such Initial Public Offering or upon the occurrence of such Change of Control (as applicable). As used herein, “Initial Public Offering” means the underwritten public offering by either the Company, any of its Subsidiaries or any of its Holding Companies of its Capital Securities pursuant to a registration statement (other than a registration statement on Form S-8 or S-4 or any successor form thereto) that has been filed under the Securities Act and declared effective by the Commission; provided, however, that, for this purpose, any offering under Rule 144A under the Securities Act or any similar rule or regulation promulgated under the Securities Act shall not be deemed to be an Initial Public Offering.

(b)           Notice. The Company shall give written notice to the Holder of any mandatory prepayment pursuant to this Section 3 at least five (5) Business Days prior to the date of such prepayment. Such notice shall be given in the manner specified in Section 14.03 of the Purchase Agreement.

4.            Optional Prepayment/Redemption.

(a)           Upon notice given to the Holder as provided in Section 4(b), the Company, at its option, may prepay all (but not less than all) of the then outstanding principal amount of this Note at any time, by paying to the Holder an amount equal to the applicable redemption price set forth below for the period in which such prepayment occurs (the “Optional Redemption Prices”), which Optional Redemption Prices are expressed as a percentage of the then outstanding principal amount; together with Interest accrued and unpaid thereon to the date fixed for such prepayment, and reasonable out-of-pocket costs and expenses (including, reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment.

Period	Optional Redemption Price
March 31, 2009
through March 30, 2010	105%

March 31, 2010
through March 30, 2011	103%

On or after March 31, 2011	100%

The Company may prepay all accrued and unpaid Interest at anytime without penalty or premium.

(b)           The Company shall give written notice of prepayment of this Note pursuant to this Section 4 not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment pursuant to this Section 4 shall be given in the manner specified in Section 14.03 of the Purchase Agreement. Upon notice of prepayment pursuant to this Section 4 being given by the Company, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note at the applicable Optional Redemption Price set forth above with respect to the then outstanding principal amount of this Note, together with Interest accrued and unpaid thereon to the date fixed for such prepayment, and the costs and expenses referred to in Section 4(a), unless such notice of prepayment is revoked in writing at least three (3) days prior to the date specified for prepayment.

(c)           All optional prepayments under this Section 4 shall include payment of accrued Interest on the principal amount of this Note so prepaid and shall be applied first to all costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of Interest, and thereafter to principal.

5.            Amendment. Amendments and modifications of this Note may be made only in the manner provided in Section 14.05 of the Purchase Agreement.

6.            Defaults and Acceleration. If an Event of Default occurs under Section 12.07 of the Purchase Agreement, then the outstanding principal of and all accrued Interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any other Event of Default occurs and is continuing, the Holder, subject to the rights of the Senior Lender under the Senior Loan Documents and the terms and conditions of the Senior Loan Subordination Agreement, by written notice to the Company, may declare the principal of and accrued Interest on this Note to be immediately due and payable. Upon such declaration, such principal and Interest shall become immediately due and payable. The Holder(s) may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or Interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 14.03 of the Purchase Agreement.

7.            Use of Proceeds. The Company shall use the principal amount of this Note in accordance with the permitted uses described in Section 8.10 of the Purchase Agreement.

8.            Suits for Enforcement.

(a)           Upon the occurrence and during the continuance of an Event of Default, but subject to the rights of the Senior Lender under the Senior Loan Documents and the terms and conditions of the Senior Loan Subordination Agreement, any Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

(b)           In case of any default under this Note, the Obligors will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default, as provided in Article 7 and Section 14.12 of the Purchase Agreement.

9.            Remedies Cumulative. No remedy herein conferred upon the Holder, or conferred upon the Holder under the Purchase Agreement, is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

10.           Remedies Not Waived. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

11.           Transfer.

(a)           The term “Holder” as used herein shall also include any transferee of all of this Note whose name has been recorded by the Company in the Note Register (as defined in Section 11(b) below).  Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b)           The Company shall maintain a register (the “Note Register”) in its principal offices for the purpose of registering this Note and any transfer hereof and thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in this Note. Upon the issuance of this Note, the Company shall record the name and address of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Company, the Company shall, at its expense, execute and deliver one Note of like tenor and of a like aggregate principal amount, registered in the name of the Holder or a transferee. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder’s attorney duly authorized in writing.

(c)           This Note may be transferred or assigned, in whole (but not in part), by the Holder at any time; provided that the Holder shall not transfer or assign this Note to a competitor of the Company or any of its Subsidiaries without the prior written consent of the Company.

12.           Replacement of Note. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Company, at the expense of the Holder, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Company, such Holder must provide indemnity sufficient in the reasonable judgment of the Company to protect the Company from any loss which they may suffer if a lost, stolen or destroyed Note is replaced and is subsequently found or discovered.

13.           Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note made by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

14.           Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in accordance with Section 14.03 of the Purchase Agreement.

15.           GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

16.           WAIVERS. EACH OBLIGOR HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE PURCHASE AGREEMENT, THIS NOTE, THE WARRANT, ANY INVESTMENT DOCUMENT OR ANY AGREEMENT(S) OR TRANSACTION(S) CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF CONNECTICUT AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF

SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH OBLIGOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 14.03 OF THE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

EACH OBLIGOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE PURCHASE AGREEMENT, THIS NOTE, THE WARRANT OR ANY OF THE OTHER INVESTMENT DOCUMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OBLIGOR AND ITS SUBSIDIARIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (II) ACKNOWLEDGES THAT THE HOLDER HAS BEEN INDUCED TO ENTER INTO THE PURCHASE AGREEMENT, AND THE OTHER INVESTMENT DOCUMENTS TO WHICH IT IS PARTY, BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

17.           Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

18.           Rules of Construction. Unless the context otherwise requires, “or” is not exclusive, “including” is not limiting, and references to sections or subsections refer to sections or subsections of this Note. References to any section include all subsections, unless otherwise expressly stated. References in this Note to any agreement, other document or law “as amended” or “as amended from time to time,” or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications. References in this Note to any law (or any part thereof) include any successor law and any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended from time to time. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note.

19.           Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page to Senior Subordinated Note]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first set forth above.

CORNERSTONE ONDEMAND, INC.

By:  /s/ Adam Miller
Name:	Adam Miller
Title:	CEO